Exhibit 10.1



                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                        MEDIALINK WORLDWIDE INCORPORATED

                                       AND

                            BACON'S INFORMATION INC.



                              ---------------------



                             DATED DECEMBER 31, 2004



                              --------------------

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ARTICLE I.            Purchase and Sale of Assets..............................1

         1.1      Purchase and Sale of Acquired Assets.........................1

                  (a)      Inventory...........................................2
                  (b)      Fixed Assets........................................2
                  (c)      Accounts Receivable.................................2
                  (d)      Intellectual Property Rights........................2
                  (e)      Prepaid Expenses and Deposits.......................2
                  (f)      Purchase and Sale Orders............................2
                  (g)      Rights under Confidentiality Agreements and
                             Warranties........................................3
                  (h)      Permits.............................................3
                  (i)      Customer List.......................................3
                  (j)      Contracts...........................................3
                  (k)      Catalogs and Advertising Materials..................3
                  (l)      Business Records....................................3
                  (m)      Goodwill............................................4

         1.2      Retained Assets..............................................4

                  (a)      Cash and Cash Equivalents...........................4
                  (b)      Employee Plan Assets................................4
                  (c)      Employment Contracts................................4
                  (d)      Insurance Policies..................................4
                  (e)      Nonassigned Contracts...............................4
                  (f)      Corporate Records...................................4
                  (g)      Tax Refunds.........................................4
                  (h)      Nonassigned Accounts Receivable.....................5
                  (i)      Assets Relating to Retained Assets or Liabilities...5
                  (j)      Other Assets........................................5

         1.3      Assignability and Consents...................................5

ARTICLE II.           Assignment and Assumption of Liabilities.................6

         2.1      Assumption of Liabilities....................................6

                  (a)      Assigned Contracts..................................6
                  (b)      Balance Sheet Obligations...........................6
                  (c)      Unfilled Orders.....................................6
                  (d)      Employee Obligations................................6

         2.2      Retained Liabilities.........................................6

                  (a)      Liabilities Relating to Sale of Acquired Assets.....6
                  (b)      Liabilities Relating to Retained Assets.............7
                  (c)      Employee-Related Liabilities........................7
                  (d)      Environmental, Health and Safety Liabilities........7
                  (e)      Litigation..........................................7
                  (f)      Taxes...............................................7
                  (g)      Shutdown Costs......................................8
                  (h)      Post-Closing Liabilities............................8


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ARTICLE III.          Purchase Price...........................................8

         3.1      Payments and Holdback........................................8

                  (a)      Closing Date Payment................................8
                  (b)      Holdback............................................8
                  (c)      Post-Closing Adjustment.............................8
                  (d)      Holdback Payments...................................9

         3.2      Method of Payment............................................9

                  (a)      Payments by Buyer to Seller.........................9
                  (b)      Payment by Seller to Buyer..........................9

         3.3      Purchase Price Allocation...................................10

ARTICLE IV.           Closing.................................................10

         4.1      General.....................................................10
         4.2      Documents to Be Delivered by Seller.........................10
         4.3      Documents to Be Delivered by Buyer..........................11

ARTICLE V.            Representations and Warranties..........................12

         5.1      Representations and Warranties of Seller....................12

                  (a)      Organization and Standing; Power and Authority.....12
                  (b)      Conflicts and Defaults.............................12
                  (c)      Acquired Assets; Title to Acquired Assets..........13
                  (d)      Contracts..........................................14
                  (e)      Financial Statements...............................14
                  (f)      Liabilities........................................15
                  (g)      Accounts Receivable and Accounts Payable...........15
                  (h)      Inventories........................................15
                  (i)      Customers and Suppliers............................16
                  (j)      Litigation.........................................16
                  (k)      Legal Compliance...................................16
                  (l)      Intellectual Property..............................16
                  (m)      Permits............................................17
                  (n)      Employee Relations; Collective Bargaining
                             Agreements.......................................17
                  (o)      Employees and Employee Plans.......................17
                  (p)      Changes in Circumstances...........................18
                  (q)      Taxes..............................................18
                  (r)      Service Warranties.................................19
                  (s)      Insurance..........................................19
                  (t)      Absence of Certain Commercial Practices............19
                  (u)      Books and Records..................................20
                  (v)      Copies of Documents................................20
                  (w)      Insider Interests..................................20
                  (x)      No Intracompany Asset Transfers....................20
                  (y)      Brokers, Finders and Agents........................20


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         5.2      Representations and Warranties of Buyer.....................20

                  (a)      Organization and Standing; Power and Authority.....20
                  (b)      Conflicts and Defaults.............................21
                  (c)      Litigation.........................................21
                  (d)      Brokers, Finders and Agents........................21

         5.3      Survival....................................................21

ARTICLE VI.           Covenants of Seller.....................................21

         6.1      Confidentiality.............................................21
         6.2      Maintenance of and Access to Records........................22
         6.3      Further Assurances; Customer and Supplier Relationships.....22
         6.4      Cooperation in Defense of Claims............................22
         6.5      Noncompetition..............................................22

ARTICLE VII.          Covenants of Buyer......................................24

         7.1      Confidentiality.............................................24
         7.2      Maintenance of and Access to Records........................24
         7.3      Further Assurances..........................................24
         7.4      Cooperation in Defense of Claims............................24

ARTICLE VIII.         Certain Additional Covenants and Agreements.............25

         8.1      Expenses; Transfer Taxes....................................25
         8.2      Disclosure..................................................25
         8.3      Employee Matters............................................25
         8.4      Closing Date Balance Sheets.................................26
         8.5      Accounts Receivable.........................................27
         8.6      Buyer's Post-Closing Use of Seller's Name...................28

ARTICLE IX.           Indemnification.........................................28

         9.1      Indemnification by Buyer....................................28
         9.2      Indemnification by Seller...................................28
         9.3      Notice of Third Party Claim; Defense of Third Party
                    Claim; Non-Third Party Claim..............................29
         9.4      Limitations.................................................30
         9.5      Other Undertakings..........................................30

ARTICLE X.            Miscellaneous...........................................31

         10.1     Amendments..................................................31
         10.2     Entire Agreement............................................31
         10.3     Governing Law...............................................31
         10.4     Notices.....................................................31
         10.5     Counterparts................................................32
         10.6     Assignment..................................................32
         10.7     Waivers.....................................................32
         10.8     Third Parties...............................................33
         10.9     Schedules and Exhibits......................................33
         10.10    Headings....................................................33
         10.11    Certain Definitions.........................................33
         10.12    Gender and Number...........................................33


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

                            ASSET PURCHASE AGREEMENT

                  This ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of December 31, 2004 ("Closing Date"), by and between MEDIALINK WORLDWIDE INCORPORATED, a Delaware corporation ("Seller"), and BACON'S INFORMATION INC., a Delaware corporation ("Buyer").

                              W I T N E S S E T H:

                  WHEREAS, Seller's Delahaye Medialink division is engaged in the United States in the business of media evaluation and content analysis and market research services under the Delahaye tradename (all such business and services conducted by Seller in the United States under the Delahaye tradename being referred to as the "US Delahaye Business"); and

                  WHEREAS, Seller desires to sell, assign, transfer and convey to Buyer, and Buyer desires to purchase and acquire from Seller, on the terms and subject to the conditions set forth in this Agreement, substantially all of the assets of the US Delahaye Business; and

                  WHEREAS, Seller desires to assign to Buyer, and Buyer is willing to assume, on the terms and subject to the conditions set forth in this Agreement, certain liabilities and other obligations of the US Delahaye Business; and

                  WHEREAS, Buyer is an indirect wholly-owned subsidiary of Observer AB, Sweden corporation ("Observer");
and

                  WHEREAS, Romeike Limited, another wholly-owned subsidiary of Observer, and Medialink UK Limited ("Medialink UK"), a wholly-owned subsidiary of Seller, are contemporaneously herewith entering into a separate agreement ("UK Agreement") for the sale and purchase of the assets of the media evaluation and content analysis and market research services business conducted by Medialink UK in the United Kingdom under the Delahaye tradename (all such business and services conducted by Medialink UK in the United Kingdom under the Delahaye tradename, together with the US Delahaye Business, being referred to collectively as the "Combined Delahaye Business");

                  NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

                     ARTICLE I. PURCHASE AND SALE OF ASSETS

                  1.1 PURCHASE AND SALE OF ACQUIRED ASSETS. At the Closing (as hereinafter defined), but effective as of the Effective Time (as hereinafter defined), and subject to Section 1.2 below, Buyer shall purchase and acquire from Seller, and Seller shall sell, assign, transfer and convey to Buyer, all of the assets, rights and interests used, owned, leased or otherwise held by or for the benefit of Seller exclusively in the operation of or otherwise exclusively relating to the US Delahaye Business, wherever such assets, rights and interests may be located and as the same shall exist as of the Effective Time (collectively, "Acquired Assets"):

                  (a) INVENTORY. All inventories of supplies relating exclusively to the US Delahaye Business (collectively, "Inventory" or "Inventories"), including but not limited to all Inventories located at Seller's places of business at 800 Connecticut Avenue, 1st Floor, West Wing, Space A and Space B, Norwalk, Connecticut, and 195 New Hampshire Avenue, Suite 225, Portsmouth, New Hampshire ("Norwalk Premises" and "Portsmouth Premises," respectively, and collectively "Premises");

                  (b) FIXED ASSETS. All machinery and equipment and other tangible personal property and fixtures exclusively used in the conduct of or otherwise related to the US Delahaye Business, including but not limited to computer hardware and other media monitoring and office equipment, office furniture and other furnishings and all other tangible personal property set forth on Schedule 1.1(b);

                  (c) ACCOUNTS RECEIVABLE. All accounts receivable from parties that are customers of the US Delahaye Business immediately prior to the Closing, including any unpaid interest accrued thereon and any collateral or other security relating thereto (collectively, "Assigned Accounts Receivable");

                  (d) INTELLECTUAL PROPERTY RIGHTS. To the extent assignable by Seller, all patents, trademarks (including service marks and common law trademarks), trade names, trade dress, copyrights, copyrighted and copyrightable subject matter, data bases, discoveries, inventions, licenses, software (including software developed or under development by or for Seller and all object codes, source codes and architecture, design, system and other related documentation, including the Delahaye D2 System and the Delahaye CCA System, which have been outsourced to Net Solutions Europe, Compass, Delahaye Reputation Index, LORE and Smart Monitoring), technology, trade secrets and other confidential information and intellectual and similar intangible property rights, regardless of whether patentable (or otherwise subject to legally enforceable restrictions or protections against unauthorized third party usage), and any and all applications for and divisions, extensions and reissuances of any of the foregoing and any rights therein, which are in each case exclusively used in the conduct of or are otherwise exclusively related to the US Delahaye Business and are in each case listed on Schedule 1.1(d), including but not limited to the name "Delahaye" and all of Seller's rights, title and interests in and to the intellectual and intangible property rights described on
         Schedule 1.1(d) (collectively, "Intellectual Property Rights");

                  (e) PREPAID EXPENSES AND DEPOSITS. All advance payments, deposits, prepaid expenses, surety accounts and other similar assets relating to the US Delahaye Business, including but not limited to prepaid deposits with suppliers and utilities;

                  (f) PURCHASE AND SALE ORDERS. All unfilled purchase and sale orders relating to the US Delahaye Business and issued or accepted by Seller in the ordinary course of business consistent with past practice;


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                  (g) RIGHTS UNDER CONFIDENTIALITY AGREEMENTS AND WARRANTIES. On
         a nonexclusive basis and to the extent assignable by Seller, all rights, claims and benefits of Seller in, to and under (i) any employee confidentiality agreements entered into by Seller, and confidentiality or secrecy agreements entered into by Seller with third parties that relate to the use or disclosure of information, in each case to the extent concerning or otherwise specifically relating to the US Delahaye Business or any of the Acquired Assets subsequent to the Closing and in effect as of the date of this Agreement and (ii) any express or implied warranties from the suppliers of goods or services to the extent specifically relating to the US Delahaye Business for periods after the Closing, including any coverage rights under product liability or other insurance maintained by any of such suppliers for the benefit of Seller;

                  (h)  PERMITS.  To  the  extent  transferable,   all  licenses,
         permits, approvals, consents, waivers and variances (collectively, "Permits") issued by any foreign or domestic federal, state or local governmental entity or subdivision thereof or any court or other governmental agency, authority, board, bureau, commission, department or instrumentality (collectively, "Governmental Authorities") specifically relating to the US Delahaye Business and used in or necessary to the operation of the US Delahaye Business;

                  (i) CUSTOMER LIST. A list of all Persons (as hereinafter defined) to whom or to which the US Delahaye Business has sold or otherwise furnished services at any time during the three-year period ending on the Closing Date;

                  (j) CONTRACTS. All rights, claims, benefits and other interests of Seller in, to and under all oral and written contracts and other agreements, commitments and undertakings that exclusively relate to the US Delahaye Business or any of the Acquired Assets or Assumed Liabilities (as hereinafter defined) and are listed and described on
         Schedule 1.1(j) (collectively, "Assigned Contracts"), including but not limited to any claims and indemnification rights that Seller may have against a third party under any Assigned Contract or any other Contract (as hereinafter defined) relating to the acquisition by Seller of any of the Acquired Assets;

                  (k) CATALOGS AND ADVERTISING MATERIALS. All promotional and advertising materials to the extent specifically relating to the US
         Delahaye Business, including but not limited to all catalogs, brochures, handbooks, manuals and other such materials;

                  (l) BUSINESS RECORDS. Subject to Section 8.3(c), all books and records specifically relating to the US Delahaye Business, including but not limited to all forms, files, employment records, correspondence and invoices, all technical, procedural and accounting manuals, all summaries, studies, reports, projections and analyses and all other books and records specifically relating to the US Delahaye Business or any of the Acquired Assets or Assumed Liabilities, and any confidential information specifically relating to the US Delahaye Business that has been reduced to writing or stored electronically or otherwise, provided that Seller shall be entitled to retain copies of all such books and records; and


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                  (m)  GOODWILL.  The goodwill of the US Delahaye  Business as a going concern.

                  1.2 RETAINED ASSETS. Notwithstanding anything in Section 1.1 to the contrary, the following assets shall be retained by Seller, and Buyer shall not be obligated to purchase or acquire or deemed to have purchased or acquired any interest whatsoever in any of the following assets (collectively, "Retained Assets"):

                  (a) CASH AND CASH EQUIVALENTS. All cash, cash equivalents and marketable securities, including cash in transit and cash, cash equivalents and marketable securities in lock boxes or on deposit with or otherwise held by any financial institution;

                  (b) EMPLOYEE PLAN ASSETS. All rights and interests of Seller under, and any funds and other property held in any trust or other funding vehicle pursuant to, any "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any other bonus, stock purchase, stock option, stock appreciation, termination, severance, lay-off, leave of absence, disability, insurance, pension, profit sharing, retirement, vacation or holiday pay, workers compensation, deferred compensation or other employee or welfare benefit plan, agreement or arrangement of Seller applicable to current or former employees of Seller (collectively, "Employee Plans");

                  (c) EMPLOYMENT CONTRACTS. Except as otherwise provided in clause (i) of Section 1.1(g), all of the rights and interests of Seller under any and all Contracts (other than any collective bargaining agreement(s)) relating to the employment of any employee of, or the engagement of any consultant to, Seller (collectively, "Employment Contracts") (it being understood that Seller will also retain all of its rights to enforce any employee confidentiality agreements entered into by Seller);

                  (d) INSURANCE POLICIES. Subject to clause (ii) of Section 1.1(g), all rights, claims, benefits and other interests of Seller in, to and under any and all insurance policies maintained by or for the benefit of Seller;

                  (e) NONASSIGNED CONTRACTS. Subject to Section 1.1(j) regarding claims and indemnification rights that Seller may have against a third party under any Contract relating to the acquisition by Seller of any of the Acquired Assets, all of the rights and interests of Seller in, to or under any oral or written contract or other agreement, commitment or undertaking that is not set forth on Schedule 1.1(j), including the real property leases relating to the Norwalk Premises (collectively, "Nonassigned Contracts," and together with the Assigned Contracts, "Contracts");

                  (f) CORPORATE RECORDS. Seller's minute books, stock transfer books and stock ledger and corporate seal;

                  (g) TAX REFUNDS. Any tax refunds relating to periods prior to the Closing Date;


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

                  (h) NONASSIGNED ACCOUNTS RECEIVABLE. The accounts receivable from parties that had ceased to be active customers of the US Delahaye Business prior to the Closing, which are listed on Schedule 1.2(h).

                  (i) ASSETS RELATING TO RETAINED ASSETS OR LIABILITIES. The rights of Seller in, to and under any contracts or agreements, and all claims, rights and causes of actions, related to any Retained Asset or Retained Liability; and

                  (j) OTHER ASSETS. Any and all assets, properties, rights, claims and businesses not specifically relating to the US Delahaye Business, including without limitation each of the assets listed on
         Schedule 1.2.

                  1.3 ASSIGNABILITY AND CONSENTS.

                  (a) REQUIRED CONSENTS. Schedule 1.3(a) sets forth a list of all Acquired Assets (including Permits and Assigned Contracts) that are nonassignable or nontransferable or cannot be subleased to Buyer without the consent of some other individual, association, corporation, joint stock company, joint venture, limited liability company, partnership, trust or Governmental Authority or other entity or enterprise (collectively, "Persons"). Except as set forth on Schedule 1.3(a), Seller (i) has commenced and shall continue to take, or cause to be taken by others, reasonable actions required to obtain or satisfy, at the earliest practicable date, all consents, approvals, authorizations, novations, requirements (including filing and registration requirements), waivers and agreements (collectively, "Consents") from any Person or Persons necessary to authorize, approve or permit the full and complete sale, assignment, transfer, conveyance or sublease of the Acquired Assets (or any interest therein) and to consummate and make effective the transactions contemplated by this Agreement and (ii) after the Closing Date, shall continue to make reasonable efforts to facilitate the full and expeditious transfer of legal title to the Acquired Assets (or any interest therein) in accordance with this Agreement (it being understood, however, that Seller shall not be required to pay any fees or other sums of money to obtain such Consents, except any such fees and other sums of money as shall have become due and payable in the ordinary course of business prior to the Closing Date).

                  (b) NONASSIGNABLE ASSETS. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an Agreement to sell, assign, transfer, convey or sublease any Acquired Asset, including any Permit and any Assigned Contract, if an attempted sale, assignment, transfer, conveyance or sublease thereof without the Consent of another Person or Persons would constitute a breach of, or in any way affect the rights of Seller or Buyer with respect to, such Acquired Asset (any such Acquired Asset being referred to as a "Nonassignable Asset"). Except as set forth on Schedule 1.3(a), Seller shall use its reasonable efforts, and Buyer shall cooperate with Seller in all reasonable respects, to obtain and satisfy all Consents and to resolve all impracticalities of sale, assignment, transfer, conveyance or sublease necessary to sell, assign, transfer, convey or sublease any and all Nonassignable Assets (or any interest therein) in accordance with this Agreement (it being understood, however, that Seller shall not be required to pay any fees or other sums of money to obtain such Consents, except any such fees and other sums of money as shall have become due and payable in the ordinary course of business prior to the Closing Date). If any such Consents are not obtained and satisfied or if an attempted sale, assignment, transfer, conveyance or sublease would be


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

ineffective, Seller and any appropriate Affiliate or Affiliates of Seller shall at the Closing enter into such arrangements (including related written agreements) as Buyer may reasonably request in order to provide to Buyer the benefit of any and all such Nonassignable Assets (it being understood that any such arrangement may include obligations imposed on Seller and any such Affiliate or Affiliates to promptly pay to Buyer when received all monies and other items of value received by Seller and any of such Affiliates under any and all such Nonassignable Assets).

              ARTICLE II. ASSIGNMENT AND ASSUMPTION OF LIABILITIES

                  2.1 ASSUMPTION OF LIABILITIES. At the Closing but effective as of the Effective Time, Buyer shall assume, and shall thereafter pay, perform and discharge as and when due the following (collectively, "Assumed Liabilities"):

                  (a) ASSIGNED CONTRACTS. The liabilities and obligations of Seller arising under the terms of Assigned Contracts to the extent that such liabilities and obligations arise or accrue after the Closing Date in the ordinary and normal course of business and consistent with the representations, warranties, covenants and agreements of Seller set forth in this Agreement, provided that Buyer shall not assume or be liable or otherwise responsible for any such liability or obligation that arises or results directly from any breach or default by Seller of such Assigned Contracts prior to the Closing Date (it being understood that all such liabilities and obligations that arise or result directly from breaches by Seller of, or defaults by Seller under, the Assigned Contracts prior to the Closing Date shall constitute Retained Liabilities (as hereinafter defined));

                  (b) BALANCE SHEET OBLIGATIONS. All liabilities and obligations of Seller reflected or reserved against on the Pre-Closing Balance Sheet (as hereinafter defined), as such liabilities and obligations are modified or changed between the Pre-Closing Balance Sheet Date and the Closing Date in the ordinary course of business without violation of
         Section 5.1(p) below;

                  (c) UNFILLED ORDERS. All liabilities and obligations of Seller in respect of unfilled purchase and sale orders relating to the US Delahaye Business and arising in the ordinary course of business without violation of Section 5.1(p) below; and

                  (d)  EMPLOYEE   OBLIGATIONS.   The  severance  obligations  to
         employees of Seller specifically assumed by Buyer under Section 8.3(b).

                  2.2 RETAINED LIABILITIES. Except as provided in Section 2.1, Seller shall retain, and Buyer shall not assume or be responsible or liable for, any liabilities or obligations of Seller, whether known or unknown, fixed, contingent or otherwise (collectively, "Retained Liabilities"), including but not limited to the following:

                  (a) LIABILITIES RELATING TO SALE OF ACQUIRED ASSETS. All liabilities and obligations of Seller or any of its Affiliates, or their respective shareholders, directors, officers, employees or agents, arising out of or otherwise relating to this Agreement or the transactions contemplated hereby, whether incurred on or before or after the Closing Date, including but not limited to all finder's or


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

         broker's fees and expenses and any and all fees and expenses of any attorneys, accountants or other professionals retained by or on behalf of Seller or any of its Affiliates;

                  (b) LIABILITIES RELATING TO RETAINED ASSETS. All liabilities and obligations relating to, or based on events or conditions occurring or existing in connection with or arising out of, any and all assets, properties, rights and interests that are not being acquired by Buyer hereunder, including but not limited to the Retained Assets;

                  (c)  EMPLOYEE-RELATED  LIABILITIES.  Except  as set  forth  in
         Section 8.3(b), all liabilities and obligations to any persons at any time employed by Seller or any of its Affiliates or their respective predecessors-in-interest, or to the spouses, children or other dependents or beneficiaries of any such persons, with respect to events or circumstances occurring or existing at any time prior to the Closing, whenever such claims mature or are asserted, including but not limited to all liabilities and obligations arising (i) under any Employee Plans, (ii) under any employment, wage or hour restriction, discrimination, equal opportunity, immigration and naturalization or plant closing laws, (iii) under any collective bargaining laws, agreements or arrangements, and (iv) in connection with any workers' compensation or any other employee accident, disability, health or safety claims;

                  (d) ENVIRONMENTAL, HEALTH AND SAFETY LIABILITIES. All liabilities and obligations relating to the US Delahaye Business or any assets (including Acquired Assets), properties, rights or interests associated with the US Delahaye Business at any time prior to the Closing Date and based on events or conditions occurring or existing prior to the Closing Date and arising out of or relating to (i) any dispute relating to services rendered, including but not limited to claims for refunds, (ii) claims relating to the environment or employee health and safety, including claims relating to damage to the environment, the storage, handling or disposal of hazardous materials, substances or waste, or the death, disease, injury or sickness of any person, or (iii) noncompliance with any Laws relating to any of the foregoing;

                  (e) LITIGATION. All liabilities and obligations relating to any litigation, action, claim, investigation, suit or other proceeding, pending on the date of this Agreement or commenced hereafter, to the extent that such liabilities or obligations arise directly out of or otherwise relate directly to (i) the operation of the US Delahaye Business by Seller or any of its Affiliates or any of their respective predecessors-in-interest prior to the Closing Date or (ii) the ownership, possession, use, operation or sale or other disposition of any assets (including Acquired Assets), properties, rights or interests associated with the US Delahaye Business prior to the Closing Date;

                  (f) TAXES. All liabilities and obligations of Seller or any of its Affiliates or any of their respective predecessors-in-interest for any Taxes (as hereinafter defined) due or becoming due by reason of the conduct of the US Delahaye Business prior to the Effective Time, the ownership, possession, use, operation or sale or other disposition of any assets (including Acquired Assets), properties, rights or interests associated with the US Delahaye Business, including but not limited to
         (i) Taxes attributable to employee withholding tax obligations, (ii) Taxes imposed on or accruing as a result of the purchase and sale of the Acquired Assets pursuant to this Agreement, and (iii) Taxes attributable to or resulting from recapture of depreciation or other tax benefit items or otherwise arising from or relating to any of the transactions contemplated by this Agreement;

                  (g) SHUTDOWN COSTS. Subject to Buyer's fulfillment of its obligations under Section 8.3(b), any liabilities or obligations relating to, or based in whole or in part on events or conditions occurring or existing in connection with or arising out of, the shutdown of any of the operations and facilities utilized by Seller in connection with the US Delahaye Business or otherwise as of the Effective Time, including but not limited to any action that could be construed as a "plant closing" or "mass layoff" (as those terms are defined in the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.ss. 2101-2109 ("WARN")), or any "employment loss" (as defined in WARN) that any employee of Seller or any of its Affiliates may suffer or may be deemed to suffer; and

                  (h) POST-CLOSING LIABILITIES. All liabilities and obligations first incurred by Seller or its Affiliates or their respective shareholders, directors, officers, employees or agents after the Closing Date and not relating to (i) any of the Assumed Liabilities or
         (ii) the operation of the US Delahaye Business by Buyer after the Closing.

                          ARTICLE III. PURCHASE PRICE

                  3.1 PAYMENTS AND HOLDBACK. Subject to the Holdback described in subsection (b) of this Section 3.1 and subject to adjustment pursuant to the provisions of subsection (c) of this Section 3.1 and reduction pursuant to the provisions of subsection (d) of this Section 3.1, Buyer shall pay $6,350,000 ("Unadjusted Purchase Price," and as so adjusted and reduced, "Adjusted Purchase Price") in consideration for the transfer of the Acquired Assets, as follows:

                  (a) CLOSING DATE PAYMENT. On the Closing Date, Buyer shall pay to Seller $6,050,000 ("Closing Date Payment").

                  (b) HOLDBACK. $300,000 of the Unadjusted Purchase Price shall be withheld by Buyer (such $300,000 being referred to as the "Holdback") as security for any payment to be made by Seller pursuant to Section 3.1(c)(ii) and Seller's indemnification obligations under
         Section 9.2 and shall be paid in accordance with Section 3.1(d).

                  (c) POST-CLOSING ADJUSTMENT. Within five days following the delivery of the Preliminary Closing Date Balance Sheet (as hereinafter defined) pursuant to Section 8.4(a), if the "working capital" (as hereinafter defined) of the Combined Delahaye Business as of the Closing Date, as reflected on the Preliminary Closing Date Balance Sheet ("Preliminary Closing Date Working Capital"), exceeds $965,000 ("Target Working Capital"), Buyer shall pay to Seller cash in the amount equal to such excess ("Initial Working Capital Excess"). Within five days following the determination of the Final Closing Date Balance Sheet (as hereinafter defined) pursuant to Section 8.4(b):

                           (i) Additional Working Capital Excess. If the working capital of the Combined Delahaye Business as of the Closing Date, as reflected on the Final Closing Date Balance Sheet ("Final Closing Date

         Working Capital"), exceeds Target Working Capital, Buyer shall pay to Seller cash in the amount equal to the amount of such excess, less the amount of any Initial Working Capital Excess; or

                           (ii) Working Capital Shortfall. If the Target Working Capital exceeds the Final Closing Date Working Capital, Seller shall pay to Buyer cash in the amount equal to such excess (to the extent such amount is not applied against the Holdback as described in Section 3.1(d)).

         For the  purposes  of this  Agreement,  the  Preliminary  Closing  Date
         Balance Sheet and the Final Closing Date Balance Sheet, "working capital" shall mean the amount equal to the remainder of the current assets (excluding Cash) of the Combined Delahaye Business as of the Closing Date, minus the current liabilities of the Combined Delahaye Business as of the Closing Date, and Closing Date Working Capital shall include only such Assigned Accounts Receivable (which, for the purposes of this Section 3.1(c), shall also include the Assigned Accounts Receivable under the UK Agreement) as are actually collected during the 180 days immediately following the Closing Date and shall be calculated without regard to any bad debt reserve.

                  (d) HOLDBACK PAYMENTS. Within five days following the determination of the Final Closing Date Balance Sheet pursuant to
         Section 8.4, Buyer shall pay to Seller the amount equal to the positive remainder, if any, of (i) the Holdback minus (ii) the sum of (1) the amount of any payment to be made by Seller pursuant to Section 3.1(c)(ii), (2) the aggregate amount of all Liabilities (as hereinafter defined) for which Buyer shall have been theretofore indemnified pursuant to Section 9.2 and not otherwise paid by Seller and (3) a reasonable reserve, as determined by Buyer in good faith, for any and all then outstanding indemnifiable claims under Section 9.2 for which notice shall have been given during the 180 days immediately following the Closing Date. Thereafter, upon settlement or other final disposition of any and all such outstanding claims in accordance with this Agreement, any amounts owing to Buyer pursuant to the settlement or other final disposition of such claims shall be charged against the Holdback, and Buyer shall then pay to Seller any remaining portion of the Holdback. Any payment to be made pursuant to this Section 3.1(d) shall include simple interest on the amount of such payment at the rate of five percent per annum from the Closing Date to the date of payment of such amount.

                  3.2 METHOD OF PAYMENT. Payments to be made pursuant to Section
3.1 shall be made by bank wire transfer of immediately available funds as follows:

                  (a) PAYMENTS BY BUYER TO SELLER. The Closing Date Payment and any and all other payments to be made by Buyer to Seller pursuant to
         Section 3.1(c)(i) and Section 3.1(d) shall be made to the account designated by Seller to Buyer in writing; and

                  (b) PAYMENT BY SELLER TO BUYER. Any payment to be made by Seller to Buyer pursuant to Section 3.1(c)(ii) shall be made to the account designated by Buyer to Seller in writing.

                  3.3 PURCHASE PRICE ALLOCATION. The Adjusted Purchase Price represents the amount agreed upon by the parties to be the aggregate value of the Acquired Assets and shall be allocated among the Acquired Assets in accordance with their respective values, which the parties have agreed shall be as set forth on Schedule 3.3 (as modified to reflect any adjustments and reductions pursuant to Section 3.1(c) and Section 3.1(d), respectively). Each of the parties shall report the purchase and sale of the Acquired Assets, including but not limited to in all Tax (as hereinafter defined) returns and reports prepared and filed by or for Buyer or Seller (including but not limited to Internal Revenue Service Form 8594), in accordance with the allocation described in this Section 3.3.

                              ARTICLE IV. CLOSING

                  4.1 GENERAL. As used in this Agreement, the "Closing" means the time at which Buyer and Seller consummate the purchase and sale of the Acquired Assets, and the assignment and assumption of the Assumed Liabilities, by executing and delivering this Agreement and the other documents, instruments and agreements to be executed and delivered by Buyer and Seller pursuant to this Agreement. The Closing shall occur on the Closing Date; provided, however, that legal and equitable title and risk of loss with respect to the Acquired Assets shall be deemed to pass from Seller to Buyer, and the transfer of the Acquired Assets from Seller to Buyer and the transfer of the Assumed Liabilities from Seller to Buyer shall be deemed effective for Tax, accounting and other computational purposes, at 11:59 PM (New York, New York, time) on the Closing Date ("Effective Time").

                  4.2 DOCUMENTS TO BE DELIVERED BY SELLER. At the Closing and as a condition thereof, Seller shall deliver to Buyer, unless otherwise waived by
Buyer:

                  (a) copies of the resolutions of Seller's board of directors authorizing and approving this Agreement and all transactions and other documents, instruments and agreements contemplated hereby, a copy of Seller's certificate of incorporation, as certified by the Secretary of State of Delaware as of a date not more than ten days prior to the Closing Date, and a copy of Seller's bylaws, as certified in each case by a duly authorized officer of Seller to be true, correct and complete and in full force and effect and unmodified as of the Closing Date;

                  (b) a bill of sale transferring the Acquired Assets from Seller to Buyer, free and clear of any and all liens, equities, claims, prior assignments, mortgages, charges, security interests, pledges, conditional sales contracts, collateral security arrangements and other title retention arrangements, restrictions and encumbrances whatsoever (collectively, "Liens"), except Permitted Liens (as hereinafter defined);

                  (c) except as otherwise set forth in Schedule 1.3(a), copies of all Consents to the transfer, assignment or sublease to Buyer of each Acquired Asset (including but not limited to Permits and Assigned Contracts) that requires such Consent;

                  (d) instruments of assignment by Seller to Buyer of all trademarks, trade names, service marks, patents and copyrights (and all applications for, and extensions and reissuances of, any of the foregoing and rights therein) identified on Schedule 1.1(d) hereto;

                  (e) good standing certificates for Seller from the State of Delaware and from the appropriate Governmental Authorities in each jurisdiction in which Seller is qualified to do business as a foreign corporation with respect to the conduct of activities relating to the US Delahaye Business or the ownership, possession, use or operation of any of the Acquired Assets, dated in each case not more than ten days prior to the Closing Date;

                  (f) releases, including but not limited to termination statements under the Uniform Commercial Code of any financing statements filed against any Acquired Assets, evidencing discharge, removal and termination of all Liens (except Permitted Liens) to which the Acquired Assets are subject, which shall be effective at or prior to the Closing;

                  (g) employment agreements between Buyer and each of Kay Brown, Wayne Bullock and Mark Weiner in the forms attached hereto as Exhibit A, Exhibit B and Exhibit C, respectively (collectively, "Employment Agreements"), duly executed by Messrs. Brown, Bullock and Weiner;

                  (h) sublease between Buyer and Seller for the Norwalk Premises in the form attached hereto as Exhibit D ("Norwalk Sublease"), duly executed on behalf of Seller;

                  (i) assignment and assumption of lease among Buyer, Seller and the landlord for the Portsmouth Premises in the form attached hereto as Exhibit E ("Portsmouth Lease Assignment"), duly executed by Seller and the landlord;

                  (j) an exemption certificate described in Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended ("Code"); and

                  (k) such other deeds, bills of sale, endorsements, assignments, affidavits and other good and sufficient instruments of sale, assignment, transfer and conveyance in form and substance satisfactory to Buyer and its counsel, as are required to effectively vest in Buyer good and marketable title in and to all of the Acquired Assets, free and clear of any and all Liens except Permitted Liens.

                  4.3 DOCUMENTS TO BE DELIVERED BY BUYER. At the Closing and as a condition thereof, Buyer shall deliver to Seller, unless otherwise waived by
Seller:

                  (a) a copy of the resolutions of Buyer's board of directors authorizing and approving this Agreement and all transactions and other documents, instruments and agreements contemplated hereby, a copy of Buyer's certificate of incorporation, as certified by the Secretary of State of Delaware as of a date not more than ten days prior to the Closing Date, and a copy of Buyer's bylaws, as certified in each case by a duly authorized officer of Buyer to be true, correct and complete and in full force and effect and unmodified as of the Closing Date;

                  (b) good standing certificate for Buyer from the State of Delaware, dated not more than ten days prior to the Closing Date;

                  (c) the Employment Agreements, duly executed on behalf of Buyer;

                  (d) the Norwalk Sublease, duly executed on behalf of Buyer;

                  (e) the Portsmouth Lease Assignment, duly executed on behalf of Buyer; and

                  (f) the parent company guaranty in the form attached hereto as Exhibit F, duly executed on behalf of Observer.

                   ARTICLE V. REPRESENTATIONS AND WARRANTIES

                  5.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Subject only to those exceptions and qualifications listed and described on the Schedules attached to this Agreement, Seller hereby represents and warrants to Buyer that, unless otherwise indicated, as of the Closing Date:

                  (a) ORGANIZATION AND STANDING; POWER AND AUTHORITY. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to operate the US Delahaye Business, to own or lease the Acquired Assets, to carry on the US Delahaye Business as it is now being conducted, and to enter into and perform this Agreement and the transactions and other agreements and instruments contemplated by this Agreement. Seller is the only business enterprise, firm or corporation through which the US Delahaye Business is conducted, or which owns, leases or uses assets related to the US Delahaye Business. Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or lease of the Acquired Assets or the operation of the US Delahaye Business requires such qualification, except where the failure to obtain such qualification or license to do business would not have a materially adverse effect on the US Delahaye Business. This Agreement and each of the other agreements and instruments executed and delivered, or to be executed and delivered, in connection herewith (collectively, "Transaction Documents") by Seller have been (or, upon execution thereof, will be) duly executed and delivered by, and constitute (or, upon execution thereof, will constitute) the valid and binding obligations of, Seller, enforceable in accordance with their respective terms. This Agreement and the transactions and other agreements and instruments contemplated hereby have been duly approved by the board of directors of Seller.

                  (b) CONFLICTS AND DEFAULTS. Except as set forth on Schedule 5.1(b), neither the execution and delivery of this Agreement and the other Transaction Documents by Seller nor the performance by Seller of the transactions contemplated hereby or thereby will (i) violate, conflict with, or constitute a default under any provision of Seller's certificate of incorporation or bylaws or any provisions of, or result in the acceleration of any obligation under, any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, or other instrument or agreement (including but not limited to the Contracts), or any Law (as hereinafter defined), relating to the US Delahaye Business or any of the Acquired Assets or by which Seller or any of the Acquired Assets are bound, (ii) result in the creation or imposition of any Lien or other claim in favor of any third Person against any of the Acquired Assets, (iii) constitute an event that, after notice or passage of time or both, would result in any such violation, conflict, default (except defaults that would not individually or in the aggregate have a material adverse effect), acceleration, or creation or imposition of any Lien or other claim or
         (iv) constitute an event that, after notice or passage of time or both, would create, or cause to be exercisable or enforceable, any option, agreement or right of any kind to purchase any of the Acquired Assets. Except as set forth on Schedule 1.3(a), no Consent will be required to be obtained or satisfied for the continued performance by Buyer following the Closing of any Assigned Contract.

                  (c)  ACQUIRED  ASSETS;  TITLE TO ACQUIRED  ASSETS.  Except for
         general corporate assets of Seller pertaining to Seller's businesses as a whole or as set forth on Schedule 5.1(c), the Acquired Assets are the only assets, properties, rights and interests used by Seller in connection with the US Delahaye Business and constitute all of the assets, properties, rights and interests necessary to conduct the US Delahaye Business in substantially the same manner as conducted by Seller prior to the Closing Date. Except as set forth on Schedule 5.1(c), none of the fixed assets included in the Acquired Assets have any defects or are in need of maintenance or repair, except for ordinary wear and tear and ordinary, routine maintenance and repairs that are not material in nature or cost. Seller has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to use and transfer to Buyer, each of the Acquired Assets, whether located at Seller's facilities or at the facilities of Seller's customers or suppliers, and the Acquired Assets are free and clear of all Liens and other claims of any nature and kind whatsoever, except Permitted Liens. The consummation of the transactions contemplated by this Agreement will not adversely affect such title or rights or any terms of the applicable agreements creating, evidencing or granting such title or rights. Except as set forth on Schedule 5.1(c), none of the Acquired Assets are subject to or held under any lease, mortgage, security agreement, conditional sales contract or other title retention agreement or are other than in the sole possession and under the sole control of Seller. Seller has the right under validly existing leases to use and occupy or otherwise possess and control all properties and assets leased by it and included in the Acquired Assets. The delivery to Buyer of the instruments of transfer contemplated by this Agreement will vest in Buyer good, marketable and exclusive title to (or, in the case of Acquired Assets not owned by Seller, the full right to use and possess) the Acquired Assets, free and clear of all Liens and other claims of any nature and kind whatsoever, except for (i) current real or personal property Taxes (as hereinafter defined) or other governmental charges or levies that are Liens but are not yet due and payable, (ii) Liens securing rent payments and other obligations under leases pursuant to which Acquired Assets are leased by Seller from a third-party vendor or other lessor, provided that Seller is not delinquent or otherwise in default with respect to such payment or other obligations, and (iii) Liens arising or deposits made in the ordinary course of business pursuant to workers' compensation, unemployment insurance, social security and other similar Laws (the Liens described in clauses (i) through (iii) of this Section 5.1(c) being referred to as "Permitted Liens").

                  (d) CONTRACTS. Schedule 5.1(d) contains a complete list or description of (i) each Contract that relates to the US Delahaye Business or any of the Acquired Assets or Assumed Liabilities and (1) involves future payments in excess of $25,000 in the aggregate or will remain in effect for a period of more than 90 days after the date of this Agreement and cannot be canceled by Seller at any time without further payment or penalty, (2) is a loan or credit agreement, guaranty, indenture, mortgage, pledge, security agreement or other instrument or agreement evidencing indebtedness of Seller, (3) is a conditional sale or other title retention agreement, equipment obligation or lease purchase agreement involving future payments in excess of $25,000 in the aggregate, or (4) is currently in effect between Seller and any director, officer, employee or consultant (or any group thereof) of or to Seller, (ii) each Contract between Seller and any salesman, sales representative or selling agent or pursuant to which Seller sells services of the US Delahaye Business, (iii) each Contract that is a noncompetition, restrictive covenant or other agreement that restricts Seller or any other Person from conducting the US Delahaye Business anywhere in the world, (iv) each Contract that is otherwise material to the financial condition, results of operations, properties, assets, liabilities or business of the US Delahaye Business, and (v) any power of attorney given by Seller to any Person that relates directly or indirectly in any way whatsoever to the US Delahaye Business or any of the Acquired Assets or Assumed Liabilities. Seller has performed all material obligations required to be performed by it to date under the Contracts, and neither Seller nor, to Seller's knowledge, any other party to any Contract has breached or improperly terminated any Contract or is in default in any material respect under any Contract, and to Seller's knowledge, there exists no condition or event that, after notice or passage of time or both, would constitute any such breach, termination or default. All Contracts with Governmental Authorities have been performed in compliance in all material respects with all Laws applicable to contracting with such Governmental Authorities. Each of the Contracts is a legal, binding and enforceable obligation of or against Seller and, to Seller's knowledge, is a legal, binding and enforceable obligation of or against the other party or parties thereto. Except as set forth on Schedule 5.1(d), Seller has no outstanding Contracts relating to the US Delahaye Business that are not cancelable by it on notice of 30 days or less without liability, penalty or premium. To Seller's knowledge, Seller enjoys good working relationships under all of the Contracts relating to the US Delahaye Business.

                  (e) FINANCIAL STATEMENTS. Seller has heretofore delivered to Buyer the unaudited balance sheet of the Combined Delahaye Business ("Pre-Closing Balance Sheet") as of November 30, 2004 ("Pre-Closing Balance Sheet Date"), and the unaudited income statement of the Combined Delahaye Business as of the Pre-Closing Balance Sheet Date (together with the Pre-Closing Balance Sheet, "Financial Statements"). The Financial Statements are true, correct and complete in all material respects, were prepared from the books and records kept by Seller (which, for the purposes of this Section 5.1(e), shall also include the Seller under the UK Agreement), and fairly present the assets, liabilities and financial position of the Combined Delahaye Business as of the Pre-Closing Balance Sheet Date in accordance with the internal accounting practices and policies of Seller set forth on Schedule 5.1(e) ("Accounting Practices"). Except as set forth in the Schedules delivered pursuant to this Agreement or the UK Agreement, since the Pre-Closing Balance Sheet Date, there has been no material adverse change in the financial condition, results of operations, properties, assets, liabilities or business of the Combined Delahaye Business, and to Seller's knowledge, there has not been any event or condition of any character specific to the Combined Delahaye Business that has or is likely to materially and adversely affect the financial condition, results of operations, properties, assets, liabilities or business of the Combined Delahaye Business. The Financial Statements reflect the revenue and costs and all of the real, personal and mixed properties and assets that are currently used in connection with the Combined Delahaye Business, except for inventory and other properties and assets (other than capital assets) purchased or sold consistent with past practice and in the ordinary and normal course of business since the Pre-Closing Balance Sheet Date.

                  (f) LIABILITIES. Seller has no material liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise, related to or connected with the US Delahaye Business or any of the Acquired Assets, including but not limited to liabilities for Taxes, forward or long-term commitments outside the ordinary and normal course of business, or unrealized or anticipated losses from write-downs or write-offs of assets (including inventories and accounts receivable), except for those (i) expressly reflected or reserved for on the Pre-Closing Balance Sheet, (ii) incurred or accrued since the Pre-Closing Balance Sheet Date (including liabilities and obligations incurred or accrued under operating leases, which are not reflected on the Pre-Closing Balance Sheet) in the ordinary and normal course of business of the US Delahaye Business in transactions that are consistent with the representations, warranties, covenants and agreements contained in this Agreement , (iii) set forth on Schedule 5.1(f) or (iv) are not required under GAAP to be included on the Pre-Closing Balance Sheet. To Seller's knowledge, there exists no event or circumstance that, after notice or passage of time or both, is reasonably likely to create any other material obligations or liabilities of Seller relating to the US Delahaye Business.

                  (g) ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. All Assigned Accounts Receivable represent sales actually made in the ordinary and normal course of business. To Seller's knowledge, there are no counterclaims or setoffs against (or any basis therefor), or any other matter or condition likely to interfere with full and timely collection of, any Assigned Accounts Receivable. Schedule 5.1(g) hereto sets forth an aged listing by customer of the accounts receivable of the US Delahaye Business that were outstanding as of the Pre-Closing Balance Sheet Date. Seller has not experienced or suffered undue delay in its payment of its accounts payable and other monetary liabilities and obligations.

                  (h) INVENTORIES. All Inventories are of a quality and quantity usable in the ordinary and normal course of business, and there are no material quantities of damaged or obsolete items or items of below standard quality included therein. The value at which the Inventory is carried on the Pre-Closing Balance Sheet is at cost and reflects write-offs or write-downs for damaged or obsolete items, or items of below standard quality, in accordance with Seller's historical inventory policy and practices, a complete and accurate description of which is included in the description of the Accounting Practices set forth in Schedule 5.1(e). None of the Inventory is excessive in kind or amount in light of the ordinary and normal course of conduct and reasonably anticipated needs of the US Delahaye Business.

                  (i) CUSTOMERS AND SUPPLIERS. Seller is not involved in any material dispute with any of the customers or suppliers of the US
         Delahaye  Business.  The  Combined  Delahaye  Business  has not had any
         customer who accounted for more than ten percent of the sales of the Combined Delahaye Business during the twelve-month period ended September 30, 2004, or any supplier from whom it purchased more than five percent of the goods or services purchased by the Combined Delahaye Business during the twelve-month period ended September 30, 2004. All business placed by any and all directors, officers and employees of Seller with respect to the US Delahaye Business has been placed in the name of Seller, and all amounts paid for services of the US Delahaye Business or otherwise with respect to the US Delahaye Business have been paid to and are the property of Seller.

                  (j) LITIGATION. Seller is not subject to any order of, or written agreement or memorandum of understanding with, any Governmental Authority, and there is no litigation, action, claim, suit or other proceeding pending or, to Seller's knowledge, threatened against or adversely or otherwise affecting Seller, the US Delahaye Business, any of the Acquired Assets or any of the transactions contemplated by this Agreement, including but not limited to claims for antitrust, price discrimination, unfair competition or other liability or obligation relating to any of the services of the US Delahaye Business, whether sold by Seller or any of its Affiliates, and to Seller's knowledge, no Person has grounds to assert any such litigation, action, claims, suit or other proceeding. Set forth on Schedule 5.1(j) is a description of
         (i) all litigation, actions, claims, suits and other proceedings asserted, brought or, to Seller's knowledge, threatened against Seller or any of its Affiliates in respect of the US Delahaye Business during the two-year period preceding the Closing Date, including a description of the outcome or present status thereof and (ii) all judgments, orders, decrees, writs or injunctions entered into by or against Seller or any of its Affiliates with respect to the US Delahaye Business and currently in effect.

                  (k) LEGAL COMPLIANCE. The US Delahaye Business has been conducted, the Acquired Assets have been maintained and Seller is currently in compliance in all material respects with all applicable statutes, codes, ordinances, rules, regulations, judgments, orders, decrees, writs, injunctions and other laws of any Governmental Authority (collectively, "Laws"), including but not limited to all Laws relating to antitrust, consumer protection, civil rights, equal opportunity, pensions and medical and other welfare benefits, except where the failure to comply with such laws would not have a material adverse effect on the US Delahaye Business or the Acquired Assets. Seller is not in default under, and no event has occurred that, with notice or the passage of time or both, could result in default under, the terms of any judgment, order, decree, writ or injunction of any Governmental Authority relating to the US Delahaye Business.

                  (l) INTELLECTUAL PROPERTY. Schedule 1.1(d) sets forth a complete and correct list (with an indication of the record owner and identifying number) of all material Intellectual Property Rights that are directly or indirectly owned or otherwise controlled by Seller or any of its Affiliates and are or have been used exclusively in the conduct of or otherwise relate exclusively to the US Delahaye Business (other than off-the-shelf and click-through licenses of software), and
         Schedule 5.1(j) sets forth a description of all litigation, actions, claims, suits and other proceedings pending or, to Seller's knowledge, threatened against Seller within the two years preceding the Closing Date, including a description of the outcome or present status thereof, relating to any Intellectual Property Rights that are or have been used in the conduct of or otherwise relate to the US Delahaye Business. Except as set forth on Schedule 5.1(l), Seller is the sole owner and has the exclusive right to use, free and clear of any restriction, payment or encumbrance, all Intellectual Property Rights that are or have been used in the conduct of or otherwise relate to the US Delahaye Business (other than off-the-shelf and click-through licenses of software). No claim or demand of any Person has been made that challenges, and there are no proceedings pending or, to Seller's knowledge, threatened that challenge, the rights of Seller in respect of any of the Intellectual Property Rights that are or have been used in the conduct of or otherwise relate to the US Delahaye Business. No Intellectual Property Rights that are or have been used in the conduct of or otherwise relate to the US Delahaye Business (other than off-the-shelf and click-through licenses of software) are subject to any outstanding order, ruling, stipulation, judgment or decree by or with any Governmental Authority or infringes or, to Seller's knowledge, is being infringed by others or is used by others, regardless of whether such use constitutes infringement. All of the Intellectual Property Rights set forth on Schedule 1.1(d) that are directly or indirectly owned or otherwise controlled by an Affiliate of Seller have been duly and effectively transferred to Seller.

                  (m) PERMITS. Schedule 5.1(m) contains a true, correct and complete list of all Permits issued to Seller that are currently used by Seller in connection with the US Delahaye Business. Seller has, and is in compliance in all material respects with, all Permits that are necessary or required for the operation of the US Delahaye Business as it is currently being operated, and all such Permits are in full force and effect.

                  (n)  EMPLOYEE  RELATIONS;  COLLECTIVE  BARGAINING  AGREEMENTS.
         There are no  material  controversies,  including  strikes,  slowdowns, disputes or work stoppages, pending or, to Seller's knowledge, threatened that involve any employees employed in connection with the US Delahaye Business. Seller has complied and is complying in all material respects with all Laws relating to the employment of labor, including but not limited to any provision thereof relating to wages, hours, collective bargaining, employee health, safety and welfare, and the payment of social security and similar Taxes with respect to any of Seller's employees employed in connection with the US Delahaye Business, except where the failure to comply with such Laws would not have any material adverse effect on the US Delahaye Business or the Acquired Assets. Seller has not experienced any labor difficulties with respect to the employees employed in connection with the US Delahaye Business, including but not limited to strikes, slowdowns or work stoppages, within the two-year period preceding the Closing Date. Seller is not a party to any collective bargaining or union contract and, to Seller's knowledge, there exists no current union organizational effort with respect to any of Seller's employees employed in connection with the US Delahaye Business.

                  (o) EMPLOYEES AND EMPLOYEE PLANS. Schedule 5.1(o) contains a true, correct and complete list of (i) all employees of the US Delahaye Business, including a description of their respective job titles and responsibilities and annual compensation (including salaries, bonuses, consulting or directors' fees and incentive or deferred compensation) and (ii) all Employee Plans and Employment Contracts. Neither Seller nor any officer, director, shareholder, employee or agent of Seller has taken any action directly or indirectly to obligate Seller to institute any Employee Plan applicable to employees of the US Delahaye Business other than those Employee Plans set forth in Schedule 5.1(o) or to amend any such Employee Plan. Each Employee Plan maintained or contributed to, currently or in the past, by Seller (or by any other corporation or trade or business the employees of which, together with the employees of Seller, are required by any of the provisions of or rules promulgated under ERISA or the Code to be treated as if they were employed by a single employer) that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) has been operated in compliance in all material respects with the continuation coverage requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.

                  (p) CHANGES IN CIRCUMSTANCES. Except as otherwise set forth in
         Schedule 5.1(p), since the Pre-Closing Balance Sheet Date, Seller has not (i) sold, transferred or otherwise disposed of any properties or assets used in connection with the conduct of or otherwise related to the US Delahaye Business other than in the ordinary and normal course of business and consistent with past practice, (ii) pledged or subjected to any Lien (except a Permitted Lien) any of the Acquired Assets, (iii) conducted the US Delahaye Business other than in the ordinary and normal course, (iv) except for customary salary increases in the ordinary and normal course of business consistent with past practice, granted any salary increase or bonus or permitted any advance to any employee of the US Delahaye Business, instituted or granted any general salary increase to the employees or any group of employees of the US Delahaye Business or entered into any new, or altered or amended any existing, Employee Plan or Employment Contract, (v) paid any liability or obligation (fixed or contingent) relating to the US
         Delahaye Business other than in the ordinary and normal course of business, discharged or satisfied any Lien on any of the Acquired Assets other than in the ordinary and normal course of business, or settled any claim, liability or suit pending or threatened against the US Delahaye Business or any of the Acquired Assets, (vi) modified, amended, canceled or terminated any Contracts under circumstances that could materially and adversely affect the financial condition, results of operations, properties, assets, liabilities or business of Seller or the US Delahaye Business, (vii) written down the value of any inventory, or written off as uncollectible all or any portion of any accounts receivable, of the US Delahaye Business, (viii) canceled any other debts or claims, or waived any rights, with respect to the US Delahaye Business or any of the Acquired Assets or Assumed Liabilities,
         (ix) paid, incurred or accrued any management or similar fees with respect to the US Delahaye Business, (x) suffered any change in the financial condition, results of operations, properties, assets, liabilities or business of Seller or the US Delahaye Business, except for ordinary and normal changes in the ordinary and normal course of business that have not individually or in the aggregate been materially adverse, (xi) made any material change in any of its accounting policies or practices, or (xii) agreed or obligated itself to do anything identified in clauses (i) through (xi) of this Section 5.1(p).

                  (q) TAXES. Seller has prepared in good faith and duly filed or caused to be duly filed all Tax returns and reports required to be filed by it with any Governmental Authority. All Taxes owed to any Governmental Authority by Seller for periods covered by such returns and reports, and all assessments, claims, costs, demands, expenses and judgments connected therewith, have been paid in full. Seller is not a party to any action or proceeding and, to Seller's knowledge, no such action or proceeding is contemplated or threatened for the assessment or collection of any Taxes, and no outstanding deficiency notices or reports have been received by Seller in respect of any Tax. Any deficiency asserted by the Internal Revenue Service as a result of its examination of federal income tax returns filed by Seller has been paid or finally settled, and no issue has been raised by the Internal Revenue Service in any such examination that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal income tax return for any period. Seller has not filed with regard to the Acquired Assets a consent to the application of Section 341(f)(2) of the Code. For the purposes of this Agreement, "Tax" or "Taxes" means all foreign and domestic federal,  state  and local  income  (including  gross and net  income), property  (including  real  and  personal  property),  sales,  use,  ad valorem, employment, excise, franchise, gross receipts, license, occupation, payroll, premium, profits (including windfall profits), severance, stamp, transfer, withholding and other taxes, customs duties and other fees, charges or assessments of any kind whatsoever, including any interest, penalties, additions to tax or other additional amounts imposed by any taxing authority.

                  (r) SERVICE WARRANTIES. Seller does not make and has not made any express warranties in connection with the sale of the services of the US Delahaye Business, other than as contained in the Contracts.

                  (s) INSURANCE. Schedule 5.1(s) contains a list of all insurance policies (specifying the location, insured, insurer, type of insurance, policy number and amount of coverage) maintained by Seller for the US Delahaye Business or the Acquired Assets. All such policies are in full force and effect, and all premiums with respect thereto covering all periods up to and including the Closing Date have been paid. Such policies (i) are sufficient for compliance with all requirements of Laws applicable to the US Delahaye Business or any of the Acquired Assets and of all agreements to which Seller is a party and which relate to the US Delahaye Business or any of the Acquired Assets and (ii) are valid, outstanding and enforceable policies.

                  (t) ABSENCE OF CERTAIN COMMERCIAL PRACTICES. Neither Seller nor any director, officer, employee or agent of Seller has given or agreed to give any (i) gift or similar benefit of more than nominal value to any customer, supplier, Governmental Authority (including any governmental employee or official) or any other Person who is or may be in a position to hinder or assist Seller, the US Delahaye Business or the Person giving such gift or benefit in connection with any actual or proposed transaction relating to the US Delahaye Business, which gifts or similar benefits would individually or in the aggregate subject Seller or any director, officer, employee or agent of Seller to any fine, penalty, cost or expense or to any criminal sanctions, (ii) unlawful payments to any governmental employees or officials with respect to the US Delahaye Business, (iii) commercial bribes or kick-backs with respect to the US Delahaye Business, (iv) unlawful political contributions with respect to the US Delahaye Business, or
         (v) receipts or disbursements in connection with any unlawful boycott relating to the US Delahaye Business. No such gift or benefit is required in connection with the operation of the US Delahaye Business to avoid any penalty, fine, cost, expense or material adverse change in the financial condition, results of operations, properties, assets, liabilities or business of Seller or the US Delahaye Business.

                  (u) BOOKS AND RECORDS. The books and records of Seller maintained in connection with the US Delahaye Business (including but not limited to (i) books and records relating to sales of services of the US Delahaye Business, dealings with customers, customer lists, supplier lists, invoices, inventories, personnel records and Taxes and
         (ii) computer software and data in computer readable and human readable form used to maintain such books and records, including the media on which such software and data are stored and all documentation relating thereto) accurately record all transactions relating to the US Delahaye Business in all material respects and have been maintained consistent with good business practice.

                  (v) COPIES OF DOCUMENTS. All copies of all Contracts and other documents delivered by Seller to Buyer in connection with this Agreement are true, correct and complete and include all modifications and amendments thereto.

                  (w) INSIDER INTERESTS. No director, officer, employee or other Affiliate of Seller has any claim or other right to, Lien on or other material interest of any kind whatsoever in any of the Acquired Assets or any other real or personal, tangible or intangible property used in connection with the conduct of or otherwise relating to the US Delahaye Business.

                  (x) NO INTRACOMPANY  ASSET  TRANSFERS.  Except as set forth in
         Schedule 5.1(x), since the Pre-Closing Balance Sheet Date, Seller has not transferred to or otherwise used for the benefit of any business other than the US Delahaye Business any assets theretofore used in connection with the US Delahaye Business.

                  (y) BROKERS, FINDERS AND AGENTS. Neither Seller nor any of its Affiliates is directly or indirectly obligated to anyone acting as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby, other than Alan Gottesman.

                  5.2 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that, as of the Closing Date:

                  (a) ORGANIZATION AND STANDING; POWER AND AUTHORITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform this Agreement and the transactions and other agreements and instruments contemplated by this Agreement. This Agreement and each of the other Transaction Documents to which

         Buyer is a party have been (or, upon execution thereof, will be) duly executed and delivered by, and constitute (or, upon execution thereof, will constitute) the valid and binding obligations of Buyer, enforceable in accordance with their respective terms. This Agreement and the transactions and other agreements and instruments contemplated hereby have been duly approved by the board of directors of Buyer.

                  (b) CONFLICTS AND DEFAULTS. Neither the execution and delivery of this Agreement and other Transaction Documents by Buyer nor the performance by Buyer of its obligations hereunder and thereunder will
         (i) violate, conflict with, or constitute a default under, any provision of Buyer's certificate of incorporation or bylaws or any provisions of, or result in the acceleration of any obligation under, any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease or other instrument or agreement or any Law by which Buyer is bound or (ii) constitute an event that, after notice or passage of time or both, would result in any such violation, conflict, default (except defaults that would not individually or in the aggregate have a material adverse effect), acceleration, or creation or imposition of Liens or other claims. No Consents are required to be obtained by Buyer or Observer in connection with the execution and performance of this Agreement by Buyer and the consummation of the transactions contemplated by this Agreement.

                  (c) LITIGATION. Neither Buyer nor Observer is subject to any order of, or written agreement or memorandum of understanding with, any Governmental Authority, and there is no litigation, action, claim, suit or other proceeding pending or, to Buyer's knowledge, threatened against or adversely or otherwise affecting Buyer or Observer with respect to any of the transactions contemplated by this Agreement.

                  (d) BROKERS, FINDERS AND AGENTS. Neither Buyer nor any of its Affiliates is directly or indirectly obligated to anyone as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

                  5.3 SURVIVAL. Subject to Section 9.4(a), the representations and warranties made in this Agreement or in any other Transaction Document shall survive the Closing.

                        ARTICLE VI. COVENANTS OF SELLER

                  6.1 CONFIDENTIALITY. Seller shall, and shall cause its Affiliates (including Seller's directors and officers) to, hold in confidence and not use any confidential information that remains after Closing in the possession of Seller or any of its Affiliates concerning the US Delahaye Business or any of the Acquired Assets or Assumed Liabilities. Seller shall not release or disclose any such information to any Person other than Buyer and Buyer's authorized representatives. Notwithstanding the foregoing, the confidentiality obligations of this Section 6.1 shall not apply to information that:

                  (a) Seller is compelled to disclose by judicial or administrative process or, in the opinion of counsel, by other mandatory requirements of Law, including any securities law or regulation or stock exchange requirement, or reasonably needs to use in connection with any legal proceedings or tax audit;

                  (b) can be shown to have been generally available to the public other than as a result of a breach of this Section 6.1; or

                  (c) can be shown to have been provided to Seller by a third Person who obtained such information other than from Seller or other than as a result of a breach of this Section 6.1 and who Seller is not aware owes any duty of confidentiality to Buyer.

                  6.2 MAINTENANCE OF AND ACCESS TO RECORDS. After the Closing Date, Seller shall from time to time during normal business hours and upon reasonable notice provide Buyer with access to and the opportunity to make copies of any records relating to the US Delahaye Business that are retained by Seller. Seller shall preserve and maintain such records for at least three years after the Closing Date.

                  6.3 FURTHER ASSURANCES; CUSTOMER AND SUPPLIER RELATIONSHIPS.

                  (a) FURTHER ASSURANCES. Seller shall use its reasonable best efforts to implement the provisions of this Agreement, and for such purpose Seller, at the request of Buyer at or after the Closing and without further consideration, shall promptly execute and deliver, or cause to be executed and delivered, to Buyer such deeds, assignments, bills of sale, Consents and other instruments in addition to those required by this Agreement, in form and substance satisfactory to Buyer, and take all such other actions as Buyer may reasonably deem necessary or desirable to implement any provision of this Agreement or to more effectively transfer, convey and assign to Buyer good and marketable title to, and to put Buyer in actual possession and operating control of, all of the Acquired Assets, free and clear of all Liens except Permitted Liens.

                  (b) CUSTOMER AND SUPPLIER RELATIONSHIPS. From and after the Closing, Seller shall in good faith assist in the transfer to Buyer of (i) the goodwill and reputation associated with the US Delahaye Business and (ii) Seller's personnel, suppliers, and customer relationships specifically relating to the US Delahaye Business.

                  6.4 COOPERATION IN DEFENSE OF CLAIMS. In the event that a claim is asserted against Buyer or any of its Affiliates with respect to events or conditions occurring or existing in connection with or arising out of the operation of the US Delahaye Business prior to the Closing or the ownership, possession, use or sale of any of the Acquired Assets prior to the Closing, Seller shall cooperate in all reasonable respects in the defense of any such claim. Nothing in this Section 6.4 shall be construed as limiting in any way whatsoever Buyer's rights under Article IX.

                  6.5 NONCOMPETITION.

                  (a) PERIOD AND CONDUCT.  For a period of three years following the Closing Date, Seller will not (i) compete (as defined in subsection (c) of this Section 6.5) with Buyer in the Combined Delahaye Business, as such business is being conducted immediately prior to the Closing Date, or (ii) solicit any employee of Buyer, or any former employee of Seller, then engaged in the conduct of the Combined Delahaye Business to terminate his or her employment with Buyer, provided that Seller will not be deemed to be in violation of this clause (ii) as the result of general employment solicitations through newspaper advertisements, internet postings and the like.

                  (b) TERRITORY. Seller will not engage in the activities described in this Section 6.5 during the three-year period specified in subsection (a) of this Section 6.5 anywhere in the world.

                  (c) DEFINITION OF COMPETING. Seller will be deemed to be competing with Buyer if, and only if, Seller or any of its Controlled Affiliates render services of the type generally offered by the Combined Delahaye Business immediately prior to the Closing Date in connection with client assignments or projects of a type that would typically be handled by the Combined Delahaye Business as conducted immediately prior to the Closing Date, provided that, for these purposes, the Combined Delahaye Business shall not in any case be deemed to include, and the restrictions contained in this Section 6.5 shall not apply to, (i) content creation, production, distribution and electronic broadcast monitoring services, including but not limited to video news releases, live event broadcasts (including satellite media tours, videoconferences and webcasting), audio news releases and radio media tours, in formats that are suitable for broadcast news media or on-line media outlets, including but not limited to the News IQ and Teletrax services currently offered or currently contemplated to be offered by Seller, or (ii) the electronic distribution of news releases, media advisories and press statements to the media and on-line services. In addition, Seller shall not be deemed to be in violation of the provisions of this Section 6.5 in the event that Seller shall acquire a business enterprise that directly or indirectly engages in services competitive with the Combined Delahaye Business, provided that (i) the annual revenues generated from such competitive services constitute less than 10 percent of such business enterprise's total annual revenues and (ii) Seller disposes of such competing business enterprise within 12 months following such acquisition, provided that Seller shall not be obligated to dispose of any such competing business enterprise acquired by Seller within 12 months prior to the expiration of the three-year period referred to in subsection (a) of this Section 6.5.

                  (d) REMEDIES. Inasmuch as a breach of or failure to comply with this Section 6.5 will cause serious and substantial damage to Buyer, Buyer shall be entitled to an injunction against Seller restraining it from any such breach or failure. All remedies expressly provided for herein are cumulative of any and all other remedies now existing at law or in equity. In addition to the remedies provided for herein, Buyer shall be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation and for the specific enforcement of the covenants contained herein. Resort to any remedy provided for herein or provided for by law shall not preclude or bar the concurrent or subsequent employment of any other appropriate remedy or remedies or preclude the recovery by Buyer of monetary damages and other compensation.

                  (e) SUBSIDIARIES AND OTHER AFFILIATES OF BUYER. For the purposes of this Section 6.5, "Buyer" shall include Observer's direct and indirect subsidiaries, as they may exist from time to time, and any Person deriving title to substantially all the Acquired Assets and goodwill of the US Delahaye Business from Buyer.

                  (f) SEVERABILITY. Each subsection of this Section 6.5 constitutes a separate and distinct provision hereof. In the event that any provision of this Section 6.5 shall finally be judicially determined to be invalid, ineffective or unenforceable, such determination shall apply only in the jurisdiction in which such adjudication is made and every other provision of this Section 6.5 shall remain in full force and effect. The invalid, ineffective or unenforceable provision shall be deemed automatically amended, without further action by the parties, to effect the original purpose and intent of the invalid, ineffective or unenforceable provision and to otherwise conform to the applicable Laws of such jurisdiction, provided that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

                        ARTICLE VII. COVENANTS OF BUYER

                  7.1 CONFIDENTIALITY. Buyer shall, and shall cause its Affiliates (including Buyer's directors and officers) to, hold in confidence and not use any confidential information that remains after the Closing in the possession of Buyer or any of its Affiliates concerning Seller or any of the Retained Assets or Retained Liabilities. Buyer shall not release or disclose any such information to any Person other than Seller and Seller's authorized representatives. Notwithstanding the foregoing, the confidentiality obligations of this Section 7.1 shall not apply to information that:

                  (a) Buyer is compelled to disclose by judicial or administrative process or, in the opinion of counsel, by other mandatory requirements of Law or reasonably needs to use in connection with any legal proceedings or tax audit;

                  (b) can be shown to have been generally available to the public other than as a result of a breach of this Section 7.1; or

                  (c) can be shown to have been provided to Buyer by a third Person who obtained such information other than from Buyer or other than as a result of a breach of this Section 7.1 and who Buyer is not aware owes any duty of confidentiality to Seller.

                  7.2 MAINTENANCE OF AND ACCESS TO RECORDS. After the Closing Date, Buyer shall from time to time during normal business hours and upon reasonable notice provide Seller with access to and the opportunity to make copies of such business records delivered to Buyer as part of the Acquired Assets as may be required by Seller for any legitimate purpose (such as an audit or investigation by a Governmental Authority or a matter relating to insurance coverage or a third party claim). Buyer shall preserve and maintain such records for at least three years after the Closing Date.

                  7.3 FURTHER ASSURANCES. Buyer shall use its reasonable best efforts to implement the provisions of this Agreement, and for such purpose Buyer, at the request of Seller at or after the Closing and without further consideration, shall promptly execute and deliver, or cause to be executed and delivered, to Seller such instruments in addition to those required by this Agreement, in form and substance satisfactory to Seller, and take all such other actions as Seller may reasonably deem necessary or desirable to implement any provision of this Agreement.

                  7.4 COOPERATION IN DEFENSE OF CLAIMS. In the event that a claim is asserted against Seller or any of its Affiliates with respect to events or conditions occurring or existing in connection with or arising out of the operation of the US Delahaye Business subsequent to the Closing or the ownership, possession, use or sale of the Acquired Assets subsequent to the

Closing, Buyer shall cooperate in all reasonable respects in the defense of any such claim. Nothing in this Section 7.4 shall be construed as limiting in any what whatsoever Seller's rights under Article IX.

           ARTICLE VIII. CERTAIN ADDITIONAL COVENANTS AND AGREEMENTS

                  8.1 EXPENSES; TRANSFER TAXES. Each party hereto shall bear the legal, accounting and other expenses incurred by such party in connection with the negotiation, preparation and execution of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby. All sales, transfer, recordation and documentary Taxes and fees that may be payable in connection with the transactions contemplated by this Agreement shall be borne by the party responsible for such Taxes and fees under applicable Law and customary practice.

                  8.2 DISCLOSURE. This Agreement and the other Transaction Documents and the Schedules and Exhibits attached hereto and thereto, the performance by the parties of their respective covenants and agreements hereunder and thereunder and the transactions contemplated hereby and thereby are confidential, and no party (including its directors, officers, employees and other Affiliates; attorneys, accountants and other agents and advisors; heirs and other successors and assigns; financial services brokers, lenders and personal representatives) will disclose to any other Person this Agreement or any of the other Transaction Documents or any of the Schedules or Exhibits hereto or thereto or any of the terms or other contents hereof or thereof, except as otherwise required by Law, including any applicable securities law or regulation or stock exchange disclosure requirement, or as required to enforce its rights hereunder or thereunder or unless agreed in writing by the other party hereto; provided, however, that nothing in this Section 8.2 shall prohibit any party to this Agreement from disclosing such confidential information to its attorneys, accountants, lenders and other professional advisors who owe a duty of confidentiality to their clients or have undertaken in writing not to disclose such confidential information to a third Person. Notwithstanding the foregoing, the parties acknowledge that, subsequent to the Closing, (i) Seller will be required to publicly disclose the material terms of this Agreement in connection with, and may include this Agreement and other Transaction Documents as exhibits to, forms it is required to file with the Securities and Exchange Commission and (ii) press releases will be issued by the parties in the form or forms set forth in Schedule 8.2.

                  8.3 EMPLOYEE MATTERS.

                  (a) EMPLOYEE BENEFITS. Seller shall retain all liabilities and obligations in respect of its past, present and future employees under the Employee Plans, the Employment Contracts and applicable Laws. Without limiting the generality of the foregoing or Section 2.2, Buyer shall not have any liability or obligation whatsoever under the Employee Plans or the Employment Contracts or any obligation to provide any employee benefits to any Persons employed in the US Delahaye Business at any time prior to the Closing Date ("Employees"), except as otherwise provided in Section 8.3(b). Seller shall have offered to all employees of the US Delahaye Business immediately prior to the Closing Date the right to continue their coverage under Seller's group health plan(s) (as defined in Section 5000(b)(1) of the Code), and such offers shall have been made in accordance with the continuation coverage requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.

                  (b) FUTURE EMPLOYMENT; SEVERANCE. Buyer shall offer employment to those Employees employed by Seller in the US Delahaye Business immediately prior to the Closing ("Current Employees") whose names are set forth on Schedule 8.3(b), on substantially the same compensation, position and other terms and conditions of employment as in effect for each of the Current Employees immediately prior to the Closing. Each of the Current Employees employed by Buyer following the Closing shall be given full credit for the period of his employment with Seller for the purposes of (i) eligibility to participate in and vesting under Buyer's applicable Employee Plans and (ii) determining his wage or salary grade, and Buyer agrees that all waiting periods for the Current Employees' participation in Buyer's health insurance plans will be waived. Buyer will make severance payments in accordance with Seller's severance policy, as set forth on Schedule 8.3(b) or as otherwise provided in the respective
Employment Agreements, to all Current Employees to whom Buyer does not offer employment immediately following the Closing in accordance with the terms hereof or whom Buyer terminates without cause within the one-year period immediately following the Closing.

                  (c) EMPLOYEE INFORMATION.

                           (i) Mutual Exchange of Employee Information.  Subject
to applicable legal restrictions, Buyer and Seller shall provide each other in a timely manner with any information that the other may reasonably request with respect to any Employee employed by Buyer in the US Delahaye Business, his employment with and compensation from Seller or Buyer, as the case may be, or rights or benefits under any Employee Plan or any personnel policy of Seller or Buyer relating to the US Delahaye Business.

                           (ii) Buyer Access to Employee Health Records. Without
in any way limiting the generality of subsection (i) of this Section 8.3(c) and to the extent it may legally do so, Seller shall afford Buyer and its representatives such access to the medical, workers' compensation and other health-related records of the Employees ("Employee Health Records") as have been maintained by Seller or shall otherwise be available to Seller and as Buyer shall deem reasonably necessary or desirable, and to the extent legally permissible, Buyer shall be permitted to make copies of such Employee Health Records.

                  8.4 CLOSING DATE BALANCE SHEETS.

                  (a) PREPARATION AND DELIVERY OF PRELIMINARY CLOSING DATE BALANCE SHEET. Within 90 days after the Closing Date, Buyer shall prepare and deliver to Seller the balance sheet of the Combined Delahaye Business as of the Closing Date, including a determination of the Preliminary Closing Date Working Capital ("Preliminary Closing Date Balance Sheet"). The Preliminary Closing Date Balance Sheet shall be prepared from the books and records kept by Seller (which, for the purposes of this Section 8.4(a), shall also include the Seller under the UK Agreement) with respect to the Combined Delahaye Business and in accordance with the Accounting Practices applied on a basis consistent with the Pre-Closing Balance Sheet. In connection with the preparation of the Preliminary Closing Date Balance Sheet, Seller shall give Buyer and its representatives and advisors complete access to Seller's relevant books and records and shall make reasonably available Seller's appropriate officers and other senior employees to answer any questions that Buyer or its representatives or advisors may have in connection with Buyer's preparation of the Preliminary Closing Date Balance Sheet.

                  (b) PREPARATION, DELIVERY AND DETERMINATION OF FINAL CLOSING DATE BALANCE SHEET. Within 180 days after the Closing Date, Buyer shall prepare and deliver to Seller the balance sheet of the Combined Delahaye Business as of the Closing Date, including a determination of the Final Closing Date Working Capital ("Final Closing Date Balance Sheet"). The Final Closing Date Balance Sheet shall be prepared from the books and records kept by Seller (which, for the purposes of this Section 8.4(b), shall also include the Seller under the UK Agreement) with respect to the Combined Delahaye Business and in accordance with the Accounting Practices applied on a basis consistent with the Pre-Closing Balance Sheet. In connection with the preparation of the Final Closing Date
Balance Sheet, Seller shall give Buyer and its representatives and advisors complete access to Seller's relevant books and records and shall make reasonably available Seller's appropriate officers and other senior employees to answer any questions that Buyer or its representatives or advisors may have in connection with Buyer's preparation of the Final Closing Date Balance Sheet. Seller shall have 15 days following its receipt of the Final Closing Date Balance Sheet to object in writing to the Final Closing Date Balance Sheet, which shall be determined as follows:

                  (i) No Dispute. If Seller does not object within such fifteen-day period to the Final Closing Date Balance Sheet delivered by Buyer to Seller, such Final Closing Date Balance Sheet shall be the Final Closing Date Balance Sheet; or

                  (ii) Mutual Attempt to Resolve Dispute. If Seller objects within such fifteen-day period to the Final Closing Date Balance Sheet delivered by Buyer to Seller, then for a period of 10 days following the date of Buyer's receipt of such written objection, Buyer and Seller shall attempt in good faith to mutually agree upon a Final Closing Date Balance Sheet; or

                  (iii) Third Party Resolution of Dispute. If Buyer and Seller are unable to agree upon a Final Closing Date Balance Sheet by the end of such ten-day period, then Buyer and Seller shall promptly select a mutually acceptable firm of certified public accountants, which shall not be any such firm then engaged by Buyer or Seller or any of their respective Affiliates, and as soon as practicable following its selection, such firm shall determine the Final Closing Date Balance Sheet. The fees and expenses of such firm shall be paid by the party with whose position such firm principally disagrees, and the decision of such firm shall be final and binding on Buyer and Seller.

                  8.5 ACCOUNTS RECEIVABLE.

                  (a) POST-CLOSING PAYMENTS RECEIVED BY SELLER. In the event that Seller receives any payments from customers in respect of any of the Assigned Accounts Receivable (other than Reconveyed Receivables, as hereinafter defined), Seller shall immediately forward such payments to Buyer.

                  (b) RECONVEYANCE OF UNCOLLECTED ASSIGNED ACCOUNTS RECEIVABLE AND POST-RECONVEYANCE PAYMENTS RECEIVED BY BUYER. Buyer shall use commercially reasonable efforts, consistent with its customary business practices, to collect after the Closing Date all Assigned Accounts Receivable. During the 180-day period following the Closing Date, Buyer will (i) provide to Seller, within 10 days after each calendar month, an aged listing by customer of the then still outstanding Assigned Accounts Receivable, (ii) promptly inform Seller of any claims, disputes, offsets or other defenses of the obligors on such then still outstanding Assigned Accounts Receivable that Buyer receives notice of or otherwise becomes aware of, and (iii) promptly provide to Seller copies of all notices or other correspondence that Buyer sends or receives concerning the payment or nonpayment of such then still outstanding Assigned Accounts
Receivable. With the exception of any Assigned Accounts Receivable that a customer of the US Delahaye Business may be contesting or disputing in good faith, Buyer shall apply all payments it receives from such customer in the order of the oldest outstanding accounts receivable until such time as all Assigned Accounts Receivable from such customer have been paid in full. Buyer shall reconvey, transfer and assign to Seller all Assigned Accounts Receivable still outstanding at the close of business on the 180th day following the Closing Date (such Assigned Accounts Receivable being referred to as "Reconveyed Receivables"), and in the event that Buyer receives any payments from customers in respect of any Reconveyed Receivables, Buyer shall immediately forward such payments to Seller.

                  8.6 BUYER'S POST-CLOSING USE OF SELLER'S NAME. For a period of 180 days following the Closing Date, Buyer shall have the royalty-free right to use Seller's name in the following context in connection with Buyer's operation of the US Delahaye Business: "Delahaye Bacon's, formerly Delahaye Medialink."

                          ARTICLE IX. INDEMNIFICATION

                  9.1 INDEMNIFICATION BY BUYER. Subject to Section 9.4, from and after the Closing, Buyer shall indemnify, defend and hold harmless Seller (which, for the purposes of this Section 9.1, shall also include the Seller under the UK Agreement) and its directors, officers, employees, agents, representatives and other Affiliates from and against any and all actions, assessments, claims, costs, damages, demands, expenses, judgments, liabilities and losses, including but not limited to interest, penalties, reasonable attorneys' fees, accounting fees and investigation costs (collectively, "Liabilities"), that may be incurred by Seller and result or arise from, relate to or are otherwise incurred in connection with (a) the failure of Buyer or the Buyer under the UK Agreement to pay, perform and discharge the Assumed Liabilities (which, for the purposes of this Section 9.1, shall also include the Assumed Liabilities under the UK Agreement), (b) the failure of Buyer or the Buyer under the UK Agreement to report the purchase of the Acquired Assets (which, for the purposes of this Section 9.1, shall also include the Acquired Assets under the UK Agreement) in accordance with the allocations required by
Section 3.3 hereof or clause 3.2 of the UK Agreement and (c) any breach of any representation, warranty, covenant or agreement of Buyer or the Buyer under the UK Agreement contained in this Agreement, the UK Agreement or in any other Transaction Document.

                  9.2 INDEMNIFICATION BY SELLER. Subject to Section 9.4, from and after the Closing, Seller shall indemnify, defend and hold harmless Buyer (which, for the purposes of this Section 9.2, shall also include the Buyer under the UK Agreement) and its directors, officers, employees, agents, representatives and other Affiliates from and against any and all Liabilities that may be incurred by Buyer and result or arise from, relate to or are otherwise incurred in connection with (a) the failure of Seller or the Seller under the UK Agreement to pay, perform and discharge the Retained Liabilities (which, for the purposes of this Section 9.2, shall also include the Retained Liabilities under the UK Agreement), (b) the failure of Seller or the Seller under the UK Agreement to report the sale of the Acquired Assets (which, for the purposes of this Section 9.2, shall also include the Acquired Assets under the UK Agreement) in accordance with the allocations required by Section 3.3 hereof or clause 3.2 of the UK Agreement, and (c) any breach of any representation, warranty, covenant or agreement of Seller or the Seller under the UK Agreement contained in this Agreement, the UK Agreement or in any other Transaction Document, and (d) any failure to comply with the Laws of any jurisdiction relating to bulk transfers that may be applicable in connection with the sale of the Acquired Assets (which, for the purposes of this clause (d), shall include only the Acquired Assets under this Agreement) to Buyer, unless any such liability shall arise as the result of Buyer's failure to pay, perform or otherwise satisfy an Assumed Liability.

                  9.3 NOTICE OF THIRD PARTY CLAIM; DEFENSE OF THIRD PARTY CLAIM; NON-THIRD PARTY CLAIM.

                  (a) NOTICE OF THIRD PARTY CLAIM. If any indemnified party receives notice of the assertion of any claim, the commencement of any action, suit or proceeding, or the imposition of any penalty or assessment by a third party in respect of which indemnity may be sought hereunder ("Third Party Claim"), and the indemnified party intends to seek indemnity hereunder, then the indemnified party shall promptly provide the indemnifying party with prompt written notice of the Third Party Claim, but in any event not later than 30 calendar days after receipt of such notice of Third Party Claim. The failure by an indemnified party to notify an indemnifying party of a Third Party Claim shall not relieve the indemnifying party of any indemnification responsibility under this Article IX, unless such failure materially prejudices the ability of the indemnifying party to defend such Third Party Claim.

                  (b) DEFENSE OF THIRD PARTY CLAIM. The indemnifying party may at its expense defend a Third Party Claim, if the indemnifying party utilizes counsel reasonably satisfactory to the indemnified party and promptly commences the defense of the Third Party Claim, pursues such defense with diligence, and has the financial ability to pay the alleged damages; provided, however, that the indemnifying party shall secure the consent of the indemnified party, which shall not be unreasonably withheld, to any settlement of a Third Party Claim. The indemnified party may participate in the defense of any such Third Party Claim at its expense and, until the indemnifying party has agreed to defend such Third Party Claim, the indemnified party may, at the indemnifying party's expense, file any motion, answer or other pleading or take such other action as the indemnified party deems appropriate to protect its interests. If an indemnifying party does not defend any Third Party Claim for which indemnity is owing under this Agreement, the indemnifying party shall be bound by the results obtained with respect thereto, and the reasonableness of the costs, fees and expenses incurred, by the indemnified party, including the amount of any settlement of such Third Party Claim. In any event, the indemnified party will not settle or compromise any Third Party Claim without the prior written consent of the indemnifying party, which shall not be unreasonably withheld.


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

                  (c) NON-THIRD PARTY CLAIM. Any claim asserted hereunder that is not a Third Party Claim shall be asserted by the indemnified party by promptly delivering notice thereof to the indemnifying party.

                  9.4 LIMITATIONS.

                  (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as otherwise provided in this Section 9.4, all representations, warranties, covenants and agreements made in this Agreement shall survive the Closing. Each of the representations and warranties set forth in Section 5.1 and each of the representations and warranties set forth in Section 5.2 shall survive until the first anniversary of the Closing Date, except for (i) the representations and warranties set forth in Sections 5.1(a), 5.1(b) and 5.1(c) (commencing with the third sentence thereof) hereof and clauses 9.1(A), 9.1(B) and 9.1(C) (commencing with the third sentence thereof) of the UK Agreement, and Sections 5.1(y), 5.2(a), 5.2(b) and 5.2(c) hereof and clauses 9.1(Z), 9.2(A), 9.2(B) and 9.2(C)
of the UK Agreement, which shall survive forever, and (ii) the representations and warranties set forth in Section 5.1(q) hereof and clause 9.1(S) of the UK Agreement, which shall survive until the expiration of the applicable statute of limitations.

                  (b)  SURVIVAL OF  INDEMNITIES.  The  indemnities  set forth in
Section 9.1 and the indemnities set forth in Section 9.2 shall survive forever, except for the indemnity set forth in Section 9.1(c), and the indemnity set forth in Section 9.2(c), which shall survive until the applicable representation and warranty expires in accordance with Section 9.4(a). No indemnification claim may be made under Section 9.1(c) or Section 9.2(c) unless written notice thereof is given to the indemnifying party prior to the expiration of the applicable representation and warranty in accordance with Section 9.4(a). Any claim for indemnification under Section 9.1(c) or Section 9.2(c) that is made in accordance with the immediately preceding sentence shall survive until satisfied in full or otherwise finally resolved.

                  (c) LIABILITY. Seller shall not be obligated to indemnify against any Liabilities pursuant to Section 9.2 unless and until the aggregate amount of all such Liabilities exceeds $100,000. If and when the aggregate amount of all such Liabilities exceeds $100,000, Seller shall be obligated to indemnify against all such Liabilities, including the first $100,000 of such Liabilities; provided, however, that Seller shall not be obligated to indemnify against any Liabilities under Section 9.2 in excess of $2,000,000.

                  9.5 OTHER UNDERTAKINGS.

                  (a) REDUCTION OF LIABILITIES. To the extent any Liabilities of an indemnified party are reduced by receipt of payment (a) under insurance policies or (b) from third parties not affiliated with the indemnified party, such payments (net of the expenses of the recovery thereof) shall be credited against such Liabilities and, if indemnification payments shall have been received prior to the collection of such proceeds, the indemnified party shall remit to the indemnifying party the amount of such proceeds (net of the cost of collection thereof) to the extent of indemnification payments received in respect of such Liabilities. All Liabilities shall be calculated net of any tax benefits actually received by the indemnified party relating to such Liabilities.

                  (b) SUBROGATION. The indemnifying party shall be subrogated to the indemnified party's rights of recovery to the extent of any Liabilities satisfied by the indemnifying party. The indemnified party shall permit the indemnifying party to use the name of the indemnified party and the names of the indemnified party's Affiliates in any transaction or proceeding to enforce such rights and shall use reasonable efforts to execute and deliver such instruments and papers as are necessary to assign such rights and assist in the exercise thereof, including access to books and records with respect to such Liabilities.

                  (c) EXCLUSIVE REMEDY. Seller and Buyer acknowledge and agree that, in the absence of fraud, the provisions in this Article IX shall be the exclusive remedy for any breach of a representation or warranty under, or other matter arising out of or in connection with, this Agreement, the UK Agreement or any other Transaction Document, except as otherwise provided in Section 6.5 or any other rights to injunctive relief that may be available to the parties hereto.

                  (d) MITIGATION. Each of the parties agrees to take all reasonable steps to mitigate their respective Liabilities upon and after becoming aware of any event that could reasonably be expected to give rise to any Liabilities that are indemnifiable hereunder.

                            ARTICLE X. MISCELLANEOUS

                  10.1 AMENDMENTS. This Agreement may be amended only by a writing executed by all of the parties hereto.

                  10.2 ENTIRE AGREEMENT. This Agreement and the other Transaction Documents set forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties.

                  10.3 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflicts of law doctrine. Each of the parties hereto hereby consent to the nonexclusive jurisdiction of any state or federal court located within Chicago, Illinois, or New York, New York, with respect to any claims or disputes arising under this Agreement.

                  10.4 NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when received, if personally delivered, (b) within five days after being deposited with the United States Postal Service, if sent by registered or certified mail, return receipt requested and postage prepaid, (c) 12 hours after being sent by telecopy, with confirmed answer back, or (d) within two business days after being deposited with an established overnight courier for priority delivery, in each case to the parties at their respective addresses set forth below.


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

         TO SELLER:                 Medialink Worldwide Incorporated
                                    708 Third Avenue
                                    New York, New York  10017
                                    Attention: Laurence Moskowitz
                                               Chairman, President &
                                               Chief Executive Officer

         with a copy to:            Davis & Gilbert LLP
                                    1740 Broadway
                                    New York, New York 10019
                                    Attention:  Lewis A. Rubin, Esq.

         TO BUYER:                  Bacon's Information Inc.
                                    332 South Michigan Avenue
                                    Chicago, Illinois  60604
                                    Attention: R. Stephen Newman
                                               Chief Executive Officer

         with a copy to:            Jones Day
                                    77 West Wacker Drive
                                    Chicago, Illinois  60601-1692
                                    Attention: Daniel E. White

Any party by written  notice to the other given in accordance  with this Section
10.4 may change the address or the Person to whom notices or copies thereof shall be directed.

                  10.5   COUNTERPARTS.   This   Agreement  may  be  executed  in
counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

                  10.6 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto, but no rights, obligations or liabilities hereunder shall be assignable by any party without the prior written consent of the other party. Notwithstanding the foregoing, Buyer may assign its rights and obligations under this Agreement to an Affiliate of Buyer and cause such Affiliate to perform the obligations of Buyer under this Agreement; provided, however, that no such assignment shall otherwise vary or diminish any of Buyer's rights or obligations under this Agreement.

                  10.7 WAIVERS. Except as otherwise provided herein, either party hereto (acting on behalf of itself and its appropriate Affiliates), may waive in writing compliance by the other party hereto (to the extent such compliance is for the benefit of the party giving such waiver) with any of the terms, covenants or conditions contained in this Agreement or in any of the other Transaction Documents (except such as may be imposed by Law). Any waiver by either party of any violation of, breach of or default under any provision of this Agreement or any of the other Transaction Documents by the other party shall not constitute or be construed as a continuing waiver of such provision or a waiver of any other violation of, breach of or default under any other provision of this Agreement or any of the other Transaction Documents.


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

                  10.8 THIRD PARTIES. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

                  10.9 SCHEDULES AND EXHIBITS. Except as otherwise expressly indicated, references in this Agreement to "Schedules" or "Exhibits" are to the Schedules and Exhibits attached to this Agreement. The Schedules and Exhibits attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes.

                  10.10 HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

                  10.11 CERTAIN DEFINITIONS.

                  (a) AFFILIATE. For the purposes of this Agreement, the term "Affiliate" shall mean any Person that directly, or indirectly through one or more other Persons, controls, is controlled by, or is under common control with, the Person specified or is directly or indirectly related by blood or law to the Person specified.

                  (b) BINDING EFFECT AND ENFORCEABILITY. For the purposes of this Agreement and any of the other Transaction Documents, the phrases "legal, valid and binding" and "enforceable in accordance with [ITS] [THEIR RESPECTIVE] terms" or similar phrases, when used with reference to one or more items, shall be deemed to mean that such enforceability may be limited by bankruptcy laws and other laws affecting creditors' rights and under general principles of equity.

                  (c) CONTROLLED AFFILIATe. For the purposes of this Agreement, the term "Controlled Affiliate" shall mean an Affiliate of the Person specified that is controlled by the Person specified.

                  (d) KNOWLEDGE. As used in this Agreement, the phrase "to Seller's knowledge" or words of similar import shall mean the actual knowledge, as of the applicable date, of those persons listed in Schedule 10.11A. As used in this Agreement, the phrase "to Buyer's knowledge" or words of similar import shall mean the actual knowledge, as of the applicable date, after reasonable inquiry, of those persons listed in Schedule 10.11B.

                  10.12 GENDER AND NUMBER. The masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the other or others whenever the context so indicates.



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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            BACON'S INFORMATION INC.


                                            By
                                               -----------------------------
                                               R. Stephen Newman
                                               Chief Executive Officer


                                            MEDIALINK WORLDWIDE INCORPORATED


                                            By
                                               -----------------------------
                                               J. Graeme McWhirter
                                               Executive Vice President &
                                               Chief Financial Officer



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